SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 20, 2003

Express Scripts, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	0-20199	43-1420563

(State or other jurisdiction of corporation)	(Commission File No.)	(IRS Employer Identification No.)

13900 Riverport Drive, Maryland Heights, Missouri	63043

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(314) 770-1666

(Former name or former address, if changed since last report)

Item 5.      Other Events

                   On June 16, 2003, the Company received a subpoena from the Office of the Attorney General of the State of New York. The subpoena seeks information regarding the Company's compliance with certain state and federal antitrust and consumer protection statutes. The subpoena requests information relating primarily to the Company's contracts and business practices with respect to health plans organized under New York law. The Company believes its practices are in compliance in all material respects with applicable laws and regulations.

SIGNATURE

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS SCRIPTS, INC.

Date: June 20, 2003	By: /s/ Barrett A. Toan
Barrett A. Toan
Chairman and Chief Executive Officer